For further information contact:

Media Relations:	Investor Relations:
Margaret Welch • 314/955-5912	Justin Gioia • 314/955-2379
welchmg@agedwards.com	jjgioia@agedwards.com

FOR IMMEDIATE RELEASE

A.G. Edwards, Inc. Announces

Fourth-Quarter and Full-Year Results for Fiscal 2007

Achieves Annual and Quarterly Records in Net Revenues, Earnings Per Share;

47% Increase in Full-Year Net Earnings

ST. LOUIS, March 29, 2007 – A.G. Edwards, Inc. (NYSE: AGE) today announced results for the fiscal year and fourth quarter ended February 28, 2007.

Net earnings for fiscal 2007 were $331 million, or $4.34 per diluted share, on net revenues of $3.1 billion. For the prior fiscal year, net earnings were $226 million, or $2.93 per diluted share, on net revenues of $2.7 billion.

For the fourth quarter of fiscal 2007, net earnings were $109 million, or $1.44 per diluted share, on net revenues of $865 million. Net earnings for the fourth quarter last year were $75 million, or $0.99 per diluted share, on net revenues of $741 million.

Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment.”

“We were pleased to end fiscal 2007 on a strong note, with every revenue category posting increases for the full year,” said Robert L. Bagby, chairman and chief executive officer. “The continued client migration to our fund-advisory and other fee-based programs helped our asset-management and service-fee revenues set new records throughout the year and account for 41 percent of our fiscal 2007 net revenues. We also received an excellent performance from our investment-banking area, particularly in the latter part of the year, to help bolster revenue growth. These were some of the many efforts that show how we can keep our clients’ interests first while delivering greater value to our shareholders, as we posted our fifth consecutive year of increased net earnings, earnings per share, pre-tax profit margin and return on average equity.

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A.G. Edwards, Inc.

March 29, 2007

“I continue to appreciate all of our employees whose hard work is the reason for our clients’ and our firm’s success.”

Results for the fourth quarter include $13.6 million in other revenue, or $0.08 per diluted share, for gains on the sale of shares in the Intercontinental Exchange (ICE) and Chicago Mercantile Exchange (CME) and the mark-to-market on ICE, CME, New York Mercantile Exchange (NYMEX) and NYSE Group shares the firm currently holds.

RESULTS OF OPERATIONS

Asset Management and Service Fees – Asset-management and service-fee revenues reached a new annual record of $1.3 billion in fiscal 2007, increasing 19 percent ($203 million) versus fiscal 2006. These revenues for the fourth quarter increased 18 percent ($51 million) over last year’s fourth quarter. Both the full-year and fourth-quarter results largely reflect greater client interest in the firm’s fund-advisory programs and other fee-based programs and services, as well as increased client-asset values in mutual funds and other individual investments.

Commissions – Commission revenues increased 1 percent ($14 million) in fiscal 2007 mainly resulting from increased activity in individual equities and insurance products. For the fourth quarter of fiscal 2007, commission revenues decreased 1 percent ($3 million) compared to the same quarter last year. The decline was largely due to decreased activity in individual equities compared to last year’s fourth quarter, partially offset by increased activity in individual mutual funds. The results in both periods reflect decreased client activity in futures and options.

Principal Transactions – Revenues from principal transactions in fiscal 2007 increased 2 percent ($5 million) versus fiscal 2006 largely due to increased client activity in over-the-counter equity markets. For the fourth quarter this year, principal-transaction revenues decreased 5 percent ($3 million) compared to the fourth quarter last year. The results in both periods reflect lower overall volume in fixed-income transactions.

Investment Banking – Investment banking posted its second-best-ever annual revenue performance, increasing 24 percent ($55 million) to $290 million in fiscal 2007. For the fourth quarter, these revenues reached an all-time quarterly record of $112 million, an increase of 126 percent ($63 million) versus the year-ago quarter. Both the full-year and fourth-quarter results primarily reflected greater underwriting revenue and related management and advisory fees from closed-end fund offerings.

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A.G. Edwards, Inc.

March 29, 2007

Net Interest Revenue – Interest revenue net of interest expense increased 26 percent ($45 million) in fiscal 2007 and increased 21 percent ($10 million) in the fourth quarter compared to the same periods in fiscal 2006. Both the full-year and fourth-quarter results reflect an increased prime rate resulting in higher interest rates charged on margin balances, higher interest rates earned on the fixed-income inventory held for sale to clients and higher balances and rates earned on short-term investments. The results in both periods were partially offset by lower average client margin balances.

Other revenue – Other revenue increased 107 percent ($47 million) in fiscal 2007 and increased 24 percent ($7 million) for the fourth quarter versus the same periods last year. The full-year and fourth-quarter results reflect the previously described gains on the sales of ICE and CME shares and the mark-to-market on ICE, CME and NYMEX shares the firm currently holds. Both periods also reflect a dividend from a private-equity investment and increases in private-equity valuations. The full-year results additionally reflect $23 million in gains on the sale of NYSE Group shares and the mark-to-market on other NYSE Group shares the firm currently holds. Last year’s fourth quarter included $12 million in gains on the sale of shares in CME and the Chicago Board of Trade and the mark-to-market on other CME shares the firm held.

Non-Interest Expenses – Non-interest expenses increased 8 percent ($191 million) during fiscal 2007 compared to fiscal 2006. For the fourth quarter, non-interest expenses increased 11 percent

($70 million) compared to the same quarter last year.

As previously disclosed in the firm’s latest Annual Report on Form 10-K, the firm changed its accounting method for stock awards to retirement-eligible employees effective March 1, 2006. As a result, compensation and benefits expenses in the prior periods have been adjusted to reflect this change. Compensation and benefits increased 10 percent ($171 million) in fiscal 2007 and increased 13 percent ($62 million) in the fourth quarter compared to the same periods last year. The results in both periods mainly reflect higher commissionable revenue as well as higher incentive-compensation accruals due to increased firm profitability.

Non-compensation-related expenses increased 3 percent ($20 million) in fiscal 2007 and increased 5 percent ($8 million) in the fourth quarter versus the same time periods last year. Both periods reflect higher technology consulting expenses and general rent increases for branch offices,

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A.G. Edwards, Inc.

March 29, 2007

partially offset by lower expenses for branding efforts and for addressing various regulatory changes and legal matters. The full-year results additionally reflect increased securities-processing expenses as well as higher training and business-development expenses.

EVENT AFFECTING FUTURE PERIODS – AGE BANK DEPOSIT PROGRAM

In mid-February 2007, the firm introduced its FDIC-insured bank deposit program (“AGE Bank Deposit Program”) to certain clients as part of a multi-stage rollout to all eligible clients. The AGE Bank Deposit Program offers up to $1 million in FDIC insurance, competitive interest rates and the opportunity to earn higher interest rates based on household asset values and account type. Additionally, in December 2006 A.G. Edwards Trust Company FSB (“Trust Company”) received approval from the Office of Thrift Supervision to expand its powers to be able to accept deposits so it can participate, along with several other FDIC-insured banks, in the AGE Bank Deposit Program. The Trust Company is expected to begin accepting client deposits in the second quarter of fiscal 2008.

Given the timing of the AGE Bank Deposit Program’s start, the amount of client assets deposited in this program as of February 28, 2007 did not have a material impact on fiscal 2007’s results of operations. As of March 28, 2007, approximately $2 billion in client assets had been deposited into this program.

The revenue impact of this program in fiscal 2008 cannot be determined with certainty and will depend, among other things, on the amount of assets clients move into the AGE Bank Deposit Program, the amount of assets deposited in the Trust Company, the amount of new assets brought to the firm as a result of this program, and competitive and economic factors.

ADDITIONAL SHAREHOLDER INFORMATION

Total client assets at the end of fiscal 2007 were $374 billion, a 9 percent increase when compared to the end of fiscal 2006. Client assets in fee-based accounts at the end of fiscal 2007 were $44 billion, an 18 percent increase when compared to the end of fiscal 2006.

As of February 28, 2007, stockholders’ equity was $2.1 billion, for a book value per share of $27.91. Diluted earnings per share for fiscal 2007 were based on 76.4 million average common and common equivalent shares outstanding compared to 77.2 million in fiscal 2006. Diluted earnings per share for the fourth quarter were based on 76.0 million average common and common equivalent shares outstanding compared to 76.6 million in the year-ago quarter.

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A.G. Edwards, Inc.

March 29, 2007

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. Drawn to the firm’s client-first philosophy, individuals and businesses have turned to A.G. Edwards for sound advice and access to a wide array of investment products and services that can help them meet their financial goals and objectives. Founded in 1887, A.G. Edwards and its affiliates employ 6,618 financial consultants in 742 offices nationwide and two European locations in London and Geneva. More information can be found on agedwards.com.

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This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, client interest in specific products and services, the completion of all contractual, technological, legal and other requirements for the introduction of new products or services, regulatory changes and actions, changes in legislation, risk management, the results of the AGE Bank Deposit Program and the expansion of powers of A.G. Edwards Trust Company FSB, legal claims, technology changes, compensation changes, the impact of outsourcing agreements, the impact of Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share-Based Payment,” and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

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A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	February 28,	February 28,	Increase/	%
	2007	2006	(Decrease)	Chg.
		(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$181,395	$152,390	$29,005	19.0
Fee-based accounts	127,383	104,745	22,638	21.6
Service fees	26,927	27,779	(852)	(3.1)
Total	335,705	284,914	50,791	17.8
Commissions:
Equities	136,456	139,921	(3,465)	(2.5)
Mutual funds	69,527	66,926	2,601	3.9
Insurance	53,110	52,415	695	1.3
Futures and options	10,968	14,097	(3,129)	(22.2)
Other	247	182	65	35.7
Total	270,308	273,541	(3,233)	(1.2)
Principal transactions:
Debt securities	30,161	33,368	(3,207)	(9.6)
Equities	23,005	22,649	356	1.6
Total	53,166	56,017	(2,851)	(5.1)
Investment banking:
Underwriting fees and selling concessions	70,974	36,733	34,241	93.2
Management fees	41,495	13,108	28,387	216.6
Total	112,469	49,841	62,628	125.7
Interest:
Margin account balances	33,671	36,204	(2,533)	(7.0)
Securities owned and deposits	26,936	14,041	12,895	91.8
Total	60,607	50,245	10,362	20.6
Other	35,954	28,893	7,061	24.4
Total Revenues	868,209	743,451	124,758	16.8
Interest expense	3,199	2,898	301	10.4
Net Revenues	865,010	740,553	124,457	16.8
Non-Interest Expenses
Compensation and benefits	523,368	461,492	61,876	13.4
Communication and technology	69,866	63,591	6,275	9.9
Occupancy and equipment	39,019	36,305	2,714	7.5
Marketing and business development	15,862	15,985	(123)	(0.8)
Floor brokerage and clearance	5,106	6,049	(943)	(15.6)
Other	42,026	42,176	(150)	(0.4)
Total Non-Interest Expenses	695,247	625,598	69,649	11.1
Earnings Before Income Taxes	169,763	114,955	54,808	47.7
Income Taxes	60,586	39,517	21,069	53.3
Net Earnings	$109,177	$75,438	$33,739	44.7

Earnings per diluted share	$1.44	$0.99	$0.45	45.5
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,024	76,562
Stockholders’ Equity	$2,102,039	$1,887,012
Book Value per share	$27.91	$24.96
Total Shares Outstanding (end of period)	75,316	75,590

Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment”.

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)
	For the Twelve Months Ended
	February 28,	February 28,	Increase/	%
	2007	2006	(Decrease)	Chg.
		(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$684,290	$571,573	$112,717	19.7
Fee-based accounts	474,532	386,585	87,947	22.7
Service fees	107,240	104,714	2,526	2.4
Total	1,266,062	1,062,872	203,190	19.1
Commissions:
Equities	539,208	530,052	9,156	1.7
Mutual funds	244,031	242,883	1,148	0.5
Insurance	200,956	195,476	5,480	2.8
Futures and options	46,689	48,411	(1,722)	(3.6)
Other	1,073	894	179	20.0
Total	1,031,957	1,017,716	14,241	1.4
Principal transactions:
Debt securities	127,720	131,284	(3,564)	(2.7)
Equities	87,410	78,826	8,584	10.9
Total	215,130	210,110	5,020	2.4
Investment banking:
Underwriting fees and selling concessions	196,593	168,963	27,630	16.4
Management fees	93,295	65,434	27,861	42.6
Total	289,888	234,397	55,491	23.7
Interest:
Margin account balances	146,194	138,466	7,728	5.6
Securities owned and deposits	85,103	42,871	42,232	98.5
Total	231,297	181,337	49,960	27.6
Other	91,743	44,334	47,409	106.9
Total Revenues	3,126,077	2,750,766	375,311	13.6
Interest expense	15,617	10,653	4,964	46.6
Net Revenues	3,110,460	2,740,113	370,347	13.5
Non-Interest Expenses
Compensation and benefits	1,931,870	1,761,199	170,671	9.7
Communication and technology	257,838	236,379	21,459	9.1
Occupancy and equipment	150,464	144,114	6,350	4.4
Marketing and business development	76,950	71,635	5,315	7.4
Floor brokerage and clearance	19,101	21,073	(1,972)	(9.4)
Other	153,644	164,705	(11,061)	(6.7)
Total Non-Interest Expenses	2,589,867	2,399,105	190,762	8.0
Earnings Before Income Taxes	520,593	341,008	179,585	52.7
Income Taxes	189,240	117,684	71,556	60.8
Earnings Before Cumulative Effect
of Accounting Change	331,353	223,324	108,029	48.4
Cumulative Effect of Accounting
Change, Net		2,768	(2,768)	(100.0)
Net Earnings	$331,353	$226,092	$105,261	46.6
Earnings per diluted share:
Earnings before cumulative effect of accounting
change	$4.34	$2.89	$1.45	50.2
Cumulative effect of accounting change, net		0.04	(0.04)
	$4.34	$2.93	$1.41	48.1
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,431	77,204
Stockholders’ Equity	$2,102,039	$1,887,012
Book Value per share	$27.91	$24.96
Total Shares Outstanding (end of period)	75,316	75,590
Note: Results for the prior period have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment”.

A.G. EDWARDS, INC.
CONSOLIDATED FIVE-QUARTER SUMMARY
(In thousands, except per share amounts)
(Unaudited)
	For the Three Months Ended
	February 28,	November 30,	August 31,	May 31,	February 28,
	2007	2006	2006	2006	2006
					(As Adjusted)
Revenues
Asset management and service fees:
Distribution fees	$181,395	$172,326	$164,131	$166,438	$152,390
Fee-based accounts	127,383	119,886	115,203	112,060	104,745
Service fees	26,927	25,982	25,750	28,581	27,779
Total	335,705	318,194	305,084	307,079	284,914
Commissions:
Equities	136,456	132,314	126,399	144,039	139,921
Mutual funds	69,527	56,343	51,046	67,115	66,926
Insurance	53,110	48,050	48,529	51,267	52,415
Futures and options	10,968	10,696	11,386	13,639	14,097
Other	247	218	342	266	182
Total	270,308	247,621	237,702	276,326	273,541
Principal transactions:
Debt securities	30,161	31,694	35,871	29,994	33,368
Equities	23,005	21,966	19,285	23,154	22,649
Total	53,166	53,660	55,156	53,148	56,017
Investment banking:
Underwriting fees and selling concessions	70,974	52,818	40,003	32,798	36,733
Management fees	41,495	19,802	16,709	15,289	13,108
Total	112,469	72,620	56,712	48,087	49,841
Interest:
Margin account balances	33,671	35,546	39,020	37,957	36,204
Securities owned and deposits	26,936	22,453	20,030	15,684	14,041
Total	60,607	57,999	59,050	53,641	50,245
Other	35,954	21,390	4,206	30,193	28,893
Total Revenues	868,209	771,484	717,910	768,474	743,451
Interest expense	3,199	3,955	4,682	3,781	2,898
Net Revenues	865,010	767,529	713,228	764,693	740,553
Non-Interest Expenses
Compensation and benefits	523,368	476,208	451,366	480,928	461,492
Communication and technology	69,866	64,736	63,347	59,889	63,591
Occupancy and equipment	39,019	37,584	37,845	36,016	36,305
Marketing and business development	15,862	17,669	17,870	25,549	15,985
Floor brokerage and clearance	5,106	4,895	5,548	3,552	6,049
Other	42,026	42,391	32,890	36,337	42,176
Total Non-Interest Expenses	695,247	643,483	608,866	642,271	625,598
Earnings Before Income Taxes	169,763	124,046	104,362	122,422	114,955
Income Taxes	60,586	45,719	38,136	44,799	39,517

Net Earnings	$109,177	$78,327	$66,226	$77,623	$75,438

Earnings per diluted share	$1.44	$1.03	$0.86	$1.01	$0.99
Average Common and Common
Equivalent Shares Outstanding (Diluted)	76,024	76,411	76,691	76,690	76,562
Stockholders’ Equity	$2,102,039	$2,039,141	$2,009,699	$1,971,895	$1,887,012
Book Value per share	$27.91	$27.02	$26.40	$25.81	$24.96

Note: Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment”.

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	4Q FY07	3Q FY07	2Q FY07	1Q FY07	4Q FY06
					(As Adjusted)

Net Revenues	$865,010	$767,529	$713,228	$764,693	$740,553

Earnings Before Income Taxes	$169,763	$124,046	$104,362	$122,422	$114,955

Net Earnings	$109,177	$78,327	$66,226	$77,623	$75,438

Pre-tax Net Earnings as a
Percent of Net Revenues	19.6%	16.2%	14.6%	16.0%	15.5%

Average Diluted Shares-
(000’s Omitted)	76,024	76,411	76,691	76,690	76,562

Earnings Per Diluted Share	$1.44	$1.03	$0.86	$1.01	$0.99

Dividends Per Share	$0.20	$0.20	$0.20	$0.20	$0.20

Total Assets	$5,312,118	$5,076,078	$4,708,961	$4,413,379	$4,671,643

Stockholders’ Equity	$2,102,039	$2,039,141	$2,009,699	$1,971,895	$1,887,012

Book Value Per Share	$27.91	$27.02	$26.40	$25.81	$24.96

Return On Average Equity-
(Quarter Results Annualized)	21.1%	15.5%	13.3%	16.1%	16.1%

Financial Consultants	6,618	6,628	6,666	6,745	6,824

Full-time Employees	15,338	15,364	15,323	15,420	15,480

Locations	744	746	744	745	738

Total Client Assets (in millions)	$374,000	$370,000	$354,000	$345,000	$343,000

Assets In Fee-based Accounts (in millions)	$44,000	$42,000	$40,000	$38,000	$37,000

Note: Results for the prior periods have been adjusted to reflect a change in accounting method for stock awards to retirement-eligible employees under Statement of Financial Accounting Standards No. 123 (Revised 2004) “Share Based Payment”.